EXHIBIT 3.44
ARTICLES OF INCORPORATION
OF
EMPLOYEE ASSISTANCE SERVICES, INC.
     The undersigned incorporator does hereby form a private corporation under the Revised Kentucky Business Corporation Act, KRS Chapter 271B, and does adopt the following Articles of Incorporation for such corporation:
I.
     The name of the corporation shall be EMPLOYEE ASSISTANCE SERVICES, INC.
II.
     The aggregate number of shares of which the corporation shall have authority to issue is two thousand (2,000) shares of common stock, without par value, each share being entitled to one (1) vote.
III.
     The street address of the corporation’s initial registered office shall be 5608 Graham Lane, Owensboro, Kentucky, and the name of its initial registered agent at such address is Cynthia Tabb Russell.
IV.
     The mailing address of the corporation’s principal office is 5608 Graham Lane, Owensboro, Kentucky.
V.
     The name and mailing address of the incorporator is:

NAME	ADDRESS

Cynthia Tabb Russell	5608 Graham Lane

Owensboro, KY. 42301
VI.
     The business and affairs of the corporation shall be managed by its Board of Directors.
VII.
     No member of the Board of Directors of the corporation
[line(s) of text illegible from certified copy of Articles of Incorporation]
for monetary damages for breach of his or her duties as a director, provided that this provision shall not eliminate or limit the liability of a director:
     (1) For any transaction in which the director’s personal financial interest is in conflict with the financial interests of the corporation or its shareholders;
     (2) For acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law;
     (3) Under KRS 271B.8-330;
     (4) For any transaction from which the director derived an improper personal benefit.
     It is the intent of these Articles of Incorporation to limit the personal liability of all directors of the corporation for monetary damages to the fullest extent permitted by KRS Chapter 271B and all other applicable law.
     IN TESTIMONY WHEREOF, the incorporates does hereby subscribe his name and acknowledge this to be his act and deed on this the 8th day of February, 1991.

/s/ Cynthia Tabb Russell

Cynthia Tabb Russell

STATE OF KENTUCKY	)
)
COUNTY OF DAVIESS	)
     The forgoing instrument was acknowledged and verified before me by Cynthia Tabb Russell on this the 8th day of February, 1991.

/s/ Bonnie Krahwinkel

Notary Public
My Commission Expires: 7-30-92
PREPARED BY:
Mark R. Hutchinson
MEYER, HUTCHINSON, MCKINLEY & HAYNES
100 East First Street
Owensboro, Kentucky 42301

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